Exhibit 99.1

Lantronix, Inc. Reports Preliminary Financial Results
for the Fourth Quarter Ended June 30, 2009

IRVINE, Calif., August 24, 2009 -- Lantronix, Inc. (Nasdaq:LTRX), a leading provider of secure, remote device networking and data center management technologies, today announced that based on unaudited preliminary results for the three months ended June 30, 2009, the company expects to report financial results in the following ranges:

	Expected Range (Unaudited)
	High	Low
	(In thousands)
Selected income statement data:
Net revenue	$11,400	$11,200
GAAP net loss	$(400)	$(800)

Selected balance sheet data
Cash	$9,200	$9,100

The company expects to be non-GAAP profitable for the three months and year ended June 30, 2009.

These unaudited preliminary selected financial results are, in accordance with normal procedures, subject to further review and completion by the company.

The company will report financial results for the fourth fiscal quarter, ended June 30, 2009, after the market close on Thursday, September 10, 2009. Following the press release, management will conduct a conference call with simultaneous audio webcast at 5:00 p.m. EDT. President and Chief Executive Officer Jerry Chase and Chief Financial Officer Reagan Sakai will discuss the fourth fiscal quarter's results and answer questions.

Interested parties may participate in the live conference call by dialing 866-700-0133 (international dial-in 617-213-8831) and entering passcode 5876-5195, prior to the initiation of the call. The live webcast of the conference call may be accessed by visiting: About Us> Investor Relations> Presentations, from the Lantronix web site at http://www.lantronix.com.

A telephonic replay of the conference call will be available through October 10, 2009 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 1919-3771. The webcast will be archived on the Company's web site for twelve months.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding share-based compensation, depreciation and amortization, litigation settlement, restructuring charges, interest income (expense), other income (expense), income tax provision (benefit), as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the Company's core operating performance.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Its solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet; provide secure remote access to firewall-protected equipment; and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com

This news release contains forward-looking statements. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and our Annual Report on Form 10-K for the year ended June 30, 2008. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.